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                                                                     EXHIBIT 3.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            BILL BARRETT CORPORATION
                   (Originally incorporated on April 29, 2002)

            FIRST: The name of the corporation is Bill Barrett Corporation (hereinafter referred to as the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

            FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 225,000,000, consisting of 150,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 75,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

            Upon the effectiveness of the Restated Certificate of Incorporation adding this sentence, (x) each _____ issued shares of Common Stock, par value $.001 par share, shall be combined and changed into one share of Common Stock, par value $.001 per share, of the Corporation (the "Reverse Stock Split"); provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall

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be entitled to receive a cash payment equal to the fair value of one share of
Common Stock multiplied by such fraction.

                  B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in Exhibits A through C attached hereto and incorporated herein by reference:

     Exhibit A:   Series A Preferred Stock
     Exhibit B:   Series B Preferred Stock
     Exhibit C:   Series A Junior Participating Preferred Stock

                  C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders

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of Common Stock shall not be entitled to vote on any amendment to this Restated
Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or otherwise.

            FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

            B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

            C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

            D. Special meetings of stockholders of the Corporation may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board"

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      shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

            SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, with the term of office of the first class to expire at the 2005 annual meeting of stockholders, the term of office of the second class to expire at the 2006 annual meeting of stockholders and the term of office of the third class to expire at the 2007 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire (other than directors elected by the holders of any series of Preferred Stock) shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

                   B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve

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for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

                  C. At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

                  D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation. Except as provided in such advance notice provision, the Bylaws shall not contain any provision imposing director qualifications.

                  E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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            SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

            EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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            NINTH: The capitalized terms in this Article NINTH shall have the meanings ascribed to them below in paragraph C of this Article NINTH.

            A. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Series B Group (as defined below) participates or desires or seeks to participate in and that involves any aspect of the oil and natural gas business or industry (each, a "Business Opportunity") other than a Business Opportunity that (i) is presented to a Series B Nominee solely in such person's capacity as a director of the Corporation and with respect to which no other member of the Series B Group (other than a Series B Nominee) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Series B Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a "Renounced Business Opportunity"). No Member of the Series B Group, including any Series B Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any member of the Series B Group may pursue a Renounced Business Opportunity.

            B. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions. For avoidance of doubt, such deemed consent shall not constitute the admission or agreement of such Person that such Person or a member of the Series B Group (x) shall have an obligation to communicate or offer to the Corporation a Business Opportunity referred to in clause (i) or
(ii) of the first sentence of paragraph (a) of this ARTICLE NINTH or (y) may not pursue such Business Opportunity.

            C. As used in this ARTICLE NINTH, the following definitions shall apply:

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                  (i)   "Affiliate" shall have the meaning set forth in Rule
            12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                  (ii) "Person" means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee-executor, administrator, nominee or entity.

                  (iii) "Series B Group" means Warburg Pincus Private Equity
            VIII, L.P., GS Capital Partners 2000, L.P., and JP Morgan Partners, any Affiliate of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners (other than the Corporation and its subsidiaries), any Series B Nominee, and any portfolio company in which Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., JP Morgan Partners or any of their Affiliates have an equity investment (other than the Corporation).

                  (iv) "Series B Nominee" means any officer, director, partner, employee or other agent of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners or any Affiliate of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners (other than the Corporation or its subsidiaries) who serves as a Director of the Corporation.

            TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article TENTH, Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

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            IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law has been executed by its duly authorized officer this ____ day of _________, 2004.

                                               BILL BARRETT CORPORATION

                                               By: _____________________________
                                                   Name:
                                                   Title:

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